EXHIBIT 10.5

PRIVATE PLACEMENT UNITS PURCHASE AGREEMENT

THIS PRIVATE PLACEMENT UNITS PURCHASE AGREEMENT, dated as of January 11, 2022 (as it may from time to time be amended and including all exhibits referenced herein, this “Agreement”), is entered into by and among 10X Capital Venture Acquisition Corp. III, a Cayman Islands exempted company (the “Company”), and Cantor Fitzgerald & Co. (the “Purchaser”).

WHEREAS, the Company intends to consummate an initial public offering of the Company’s units (the “Public Offering”), each unit consisting of one Class A ordinary share, par value $0.0001 per share of the Company (each, a “Share”), and one-half of one redeemable warrant. Each whole warrant entitles the holder to purchase one Share at an exercise price of $11.50 per Share. The Purchaser has agreed to purchase an aggregate of 272,000 units (the “Private Placement Units”), each Private Placement Unit consisting of one Share and one-half of one redeemable warrant (the “Private Placement Warrants”), each Private Placement Warrant entitling the holder to purchase one Share at an exercise price of $11.50 per Share.

NOW THEREFORE, in consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby, intending legally to be bound, agree as follows:

AGREEMENT

Section 1. Authorization, Purchase and Sale; Terms of the Private Placement Units.

A. Authorization of the Private Placement Units. The Company has duly authorized the issuance and sale of the Private Placement Units to the Purchaser.

B. Purchase and Sale of the Private Placement Units.

(i) On the date of the consummation of the Public Offering or on such earlier time and date as may be mutually agreed by the Purchaser and the Company (the “Closing Date”), the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, an aggregate of 272,000 Private Placement Units at a price of $10.00 per unit for an aggregate purchase price of $2,720,000 (the “Purchase Price”), which shall be paid by wire transfer of immediately available funds to the Company in accordance with the Company’s wiring instructions on or prior to the Closing Date. On the Closing Date, the Company, shall either, at its option, deliver certificates evidencing the Private Placement Units purchased by the Purchaser on such date duly registered in the Purchaser’s name to the Purchaser, or effect such delivery in book-entry form.

(ii) The obligation of the Purchaser to purchase and pay for the Private Placement Units as provided herein shall be subject to the satisfaction of the conditions set forth in Section 2.21.2 of the Underwriting Agreement, dated the date hereof, by and between the Company and Cantor Fitzgerald & Co., as representative of the underwriters named therein (the “Underwriting Agreement”).

C. Terms of the Private Placement Units.

(i) (i) The Private Placement Units are substantially identical to the units to be offered in the Public Offering except that (a) the Private Placement Units (including the underlying Shares, Private Placement Warrants and the Shares issuable upon exercise of the Private Placement Warrants) will not, except in limited circumstances, be transferable or salable until 30 days after the completion of the Company’s initial business combination (the “Business Combination”) so long as they are held by the

Purchaser or its permitted transferees, and (b) the Private Placement Units are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after the expiration of the lockup described above in clause (a) and they are registered pursuant to the Registration and Shareholder Rights Agreement (as defined below) or an exemption from registration is available, and the restrictions described above in clause (a) have expired.

(ii) The Private Placement Warrants underlying the Private Placement Units shall have their terms set forth in a Warrant Agreement to be entered into by the Company and a warrant agent, in connection with the Public Offering (a “Warrant Agreement”).

(iii) At or prior to the time of the Closing Date, the Company and the Purchaser shall enter into a registration rights agreement (the “Registration Rights Agreement”) pursuant to which the Company will grant certain registration rights to the Purchaser relating to the Private Placement Units and the underlying Shares and Private Placement Warrants (including the Shares underlying the Private Placement Warrants).

(iv) The Purchaser acknowledges that the Private Placement Units and their component parts and the related registration rights will be deemed compensation by the Financial Industry Regulatory Authority (“FINRA”) and will therefore, pursuant to Rule 5110(e) of the FINRA Manual, be subject to lock-up for a period of 180 days immediately following the commencement of sales in the Public Offering, subject to certain limited exceptions to permitted transferees hereunder and in accordance with FINRA Rule 5110(e)(2)(B). The Private Placement Units and their component parts and the related registration rights may not be sold, transferred, assigned, pledged or hypothecated or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of such securities by any person for a period of 180 days immediately following the commencement of sales in the Public Offering.

Section 2. Lock-Up Period

A. The Purchaser agrees that it shall not Transfer any Securities (as defined below) until 30 days following the consummation of the Business Combination; provided, however, that Transfers of Securities are permitted, subject to compliance with Section 1(B) hereof, (a) to the Company’s officers, directors, the initial shareholders or the Purchaser, or the Purchaser’s officers, directors, direct or indirect equityholders; (b) to an affiliate or immediate family member of the Company’s officers, directors, initial shareholders or the Purchaser; (c) to any member, officer or director of the Company’s sponsor, or any immediate family member, partner, affiliate or employee of a member of the Company’s sponsor; (d) in the case of an individual, by gift to a member of such individual’s immediate family or to a trust, the beneficiary of which is a member of such individual’s immediate family, an affiliate of such individual or to a charitable organization; (e) in the case of an individual, by virtue of laws of descent and distribution upon death of such individual (including any of the Company’s officers or directors, the initial shareholders, members of the Company’s sponsor, or any officers, directors or direct or indirect equityholders of the Purchaser); (f) in the case of an individual, pursuant to a qualified domestic relations order; (g) by private sales or transfers made in connection with any forward purchase agreement or similar arrangement or in connection with the consummation of the Business Combination at prices no greater than the price at which the shares or warrants were originally purchased; (h) in the event of the Company’s liquidation prior to the completion of the Business Combination; (i) by virtue of the laws of the state of incorporation or formation of the Purchaser or the Purchaser’s organizational documents upon dissolution of the Purchaser or (h) in the event of the Company’s liquidation, merger, capital share exchange, reorganization or other similar transaction which results in all of the Company’s shareholders having the right to exchange their Shares for cash, securities or other property subsequent to the Business Combination; provided, however, that in the case of clauses (a) through (g) or (i), these permitted transferees must enter into a written agreement with the Company agreeing to be bound by the Transfer restrictions herein.

B. For purposes of Section 2(A), the term “Transfer” shall mean the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC promulgated thereunder with respect to, any of the Securities, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Securities, whether any such transaction is to be settled by delivery of such Securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

Section 3. Representations and Warranties of the Company. As a material inducement to the Purchaser to enter into this Agreement and purchase the Private Placement Units, the Company hereby represents and warrants to the Purchaser (which representations and warranties shall survive the Closing Date) that:

A. Organization and Corporate Power. The Company is an exempted company duly organized, validly existing and in good standing under the laws of the Cayman Islands and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement and the Warrant Agreement.

B. Authorization; No Breach.

(i) The execution, delivery and performance of this Agreement and the Private Placement Units have been duly authorized and approved by the Company as of the Closing Date. This Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms. Upon issuance in accordance with, and payment pursuant to, the terms of the Warrant Agreement and this Agreement, the Private Placement Units and the underlying Shares and Private Placement Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms as of each Closing Date.

(ii) The execution and delivery by the Company of this Agreement and the Private Placement Units, the issuance and sale of the Private Placement Units, the issuance of the Private Placement Warrants and the Shares included in the Private Placement Units, the issuance of the Shares upon exercise of the Private Placement Warrants and the fulfillment of, and compliance with, the respective terms hereof and thereof by the Company, do not and will not as of each Closing Date (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any lien, security interest, charge or encumbrance upon the Company’s share capital or assets under, (d) result in a violation of, or (e) require any authorization, consent, approval, exemption, action, notice, declaration or filing, in each case, by or to any court or administrative or governmental body or agency pursuant to the memorandum and articles of association of the Company (in effect on the date hereof or as may be amended prior to completion of the contemplated Public Offering), or any material law, statute, rule or regulation to which the Company is subject, or any agreement, order, judgment or decree to which the Company is subject, except for any filings required after the date hereof under federal or state securities laws.

C. Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement and the amended and restated memorandum and articles of association of the Company, and upon registration in the Company’s register of members, the Shares included in the Private Placement Units and the Shares issuable upon exercise of the Private Placement Warrants will be duly and validly issued, fully paid and nonassessable. On the date of issuance of the Private Placement

Units, the Shares included in the Private Placement Units and the Shares issuable upon exercise of the Private Placement Warrants shall have been reserved for issuance. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement, and upon registration in the Company’s register of members, the Purchaser will have good title to the Private Placement Units purchased by it, the Private Placement Warrants and Shares included in the Private Placement Units and and the Shares issuable upon exercise of such Private Placement Warrants, free and clear of all liens, claims and encumbrances of any kind, other than (i) transfer restrictions hereunder and under the other agreements contemplated hereby, (ii) transfer restrictions under federal and state securities laws, and (iii) liens, claims or encumbrances imposed due to the actions of the Purchaser.

D. Governmental Consents. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or the consummation by the Company of any other transactions contemplated hereby.

E. Additional Representations and Warranties of the Company. The representations and warranties of the Company set forth in the Underwriting Agreement are hereby incorporated herein.

Section 4. Representations and Warranties of the Purchaser. As a material inducement to the Company to enter into this Agreement and issue and sell the Private Placement Units to the Purchaser, the Purchaser hereby represents and warrants to the Company (which representations and warranties shall survive each Closing Date) that:

A. Organization and Requisite Authority. The Purchaser possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

B. Authorization; No Breach.

(i) This Agreement constitutes a valid and binding obligation of the Purchaser, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or law).

(ii) The execution and delivery by the Purchaser of this Agreement and the fulfillment of and compliance with the terms hereof by the Purchaser does not and shall not as of each Closing Date conflict with or result in a breach by the Purchaser of the terms, conditions or provisions of any agreement, instrument, order, judgment or decree to which the Purchaser is subject that would materially impact its ability to perform its obligations hereunder.

C. Investment Representations.

(i) The Purchaser is acquiring the Private Placement Units, the Shares and Private Placement Warrants included in the Private Placement Units and, upon exercise of the Private Placement Warrants, the Shares issuable upon such exercise (collectively, the “Securities”) for the Purchaser’s own account, for investment purposes only and not with a view towards, or for resale in connection with, any public sale or distribution thereof.

(ii) The Purchaser is an “accredited investor” as such term is defined in Rule 501(a)(3) of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), and the Purchaser has not experienced a disqualifying event as enumerated pursuant to Rule 506(d) of Regulation D under the Securities Act.

(iii) The Purchaser understands that the Securities are being offered and will be sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations and warranties of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire such Securities.

(iv) The Purchaser did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

(v) The Purchaser has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Purchaser. The Purchaser has been afforded the opportunity to ask questions of the executive officers and directors of the Company. The Purchaser understands that its investment in the Securities involves a high degree of risk and it has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to the acquisition of the Securities.

(vi) The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities by the Purchaser nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(vii) The Purchaser understands that: (a) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (1) subsequently registered thereunder or (2) sold in reliance on an exemption therefrom; and (b) except as specifically set forth in the Registration Rights Agreement, neither the Company nor any other person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. While the Purchaser understands that Rule 144 under the Securities Act is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company, the Purchaser understands that Rule 144 includes an exception to this prohibition if the following conditions are met: (i) the issuer of the securities that was formerly a shell company has ceased to be a shell company; (ii) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (iii) the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and (iv) at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

(viii) The Purchaser has knowledge and experience in financial and business matters, understands the high degree of risk associated with investments in the securities of companies in the development stage such as the Company, is capable of evaluating the merits and risks of an investment in the Securities and is able to bear the economic risk of an investment in the Securities in the amount contemplated hereunder for an indefinite period of time. The Purchaser has adequate means of providing for its current financial needs and contingencies and will have no current or anticipated future needs for liquidity which would be jeopardized by the investment in the Securities. The Purchaser can afford a complete loss of its investment in the Securities.

(ix) The Purchaser understands that the Private Placement Units and the Shares included in the Private Placement Units shall bear the following legend and appropriate “stop transfer restrictions”:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN

MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL, IS AVAILABLE.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO LOCKUP PROVISIONS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF DURING THE TERM OF THE LOCKUP.”

(x) The Purchaser understands that the Private Placement Warrants shall bear the legend substantially in the form set forth in the Warrant Agreement.

Section 5. Conditions of the Purchaser’s Obligations. The obligations of the Purchaser to purchase and pay for the Private Placement Units are subject to the fulfillment, on or before each Closing Date, of each of the following conditions:

A. Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct at and as of such Closing Date as though then made.

B. Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before such Closing Date.

C. No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Warrant Agreement.

D. Warrant Agreement and Registration Rights Agreement. The Company shall have entered into the Warrant Agreement and the Registration Rights Agreement, each on terms satisfactory to the Purchaser.

E. Corporate Consents. The Company shall have obtained the consent of its Board of Directors authorizing the execution, delivery and performance of this Agreement and the Warrant Agreement and the issuance and sale of the Private Placement Units hereunder.

Section 6. Conditions of the Company’s Obligations. The obligations of the Company to the Purchaser under this Agreement are subject to the fulfillment, on or before each Closing Date, of each of the following conditions:

A. Representations and Warranties. The representations and warranties of the Purchaser contained in Section 3 shall be true and correct at and as of such Closing Date as though then made.

B. Performance. The Purchaser shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Purchaser on or before such Closing Date.

C. Corporate Consents. The Company shall have obtained the consent of its Board of Directors authorizing the execution, delivery and performance of this Agreement and the Warrant Agreement and the issuance and sale of the Private Placement Units hereunder.

D. No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Warrant Agreement.

E. Warrant Agreement. The Company shall have entered into the Warrant Agreement on terms satisfactory to the Company.

Section 7. Termination. This Agreement may be terminated at any time after March 31, 2022 upon the election by either the Company or the Purchaser upon written notice to the other party if the closing of the Public Offering does not occur prior to such date.

Section 8. Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive each Closing Date.

Section 9. Definitions. Terms used but not otherwise defined in this Agreement shall have the meaning assigned to such terms in the registration statement on Form S-1 the Company plans to file with the U.S. Securities and Exchange Commission under the Securities Act.

Section 10. Miscellaneous.

A. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors of the parties hereto whether so expressed or not. Notwithstanding the foregoing or anything to the contrary herein, the parties may not assign this Agreement without the prior written consent of the other party hereto, other than assignments by the Purchaser to its affiliates (including, without limitation, one or more of its members).

B. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

C. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, none of which need contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

D. Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

E. Governing Law. This Agreement shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the internal laws of the State of New York.

F. Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first set forth above.

COMPANY:

10X CAPITAL VENTURE ACQUISITION CORP. III, a Cayman Islands exempted company

By:	/s/ Hans Thomas
Name: Hans Thomas
Title: Chairman and Chief Executive Officer

PURCHASER:

CANTOR FITZGERALD & CO.

By:	/s/ Sage Kelly
Name: Sage Kelly
Title: Senior Managing Director

[Signature Page to Private Placement Units Purchase Agreement]